SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) December 16, 2003

                               PHARMOS CORPORATION
             (Exact name of Registrant as Specified in its Charter)

            Nevada                     0-11550                    36-3207413
(State or Other Jurisdiction   (Commission file Number)         (IRS Employer
      of Incorporation)                                      Identification No.)

       99 Wood Avenue South, Suite 311, Iselin, New Jersey           08830
              (Address of Principal Executive Offices)            (Zip Code)

        Registrant's telephone number, including area code (732) 452-9556

Item 5. Other Events

On December 16, 2003, Pharmos Corporation ("Pharmos") issued a press release announcing the pricing of its previously announced public offering. Pharmos will be offering 10,500,000 common shares, at a price of $2.75 per share through a firm commitment underwriting. The net proceeds of this offering to Pharmos are expected to be approximately $27 million. A copy of Pharmos' press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(c)

Exhibits.

99.1 Press Release dated December 16, 2003.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 16th day of December, 2003.

                                        PHARMOS CORPORATION


                                        By: /s/ Robert W. Cook
                                            ----------------------------------
                                            Name:  Robert W. Cook
                                            Title: Executive Vice President,
                                                   Chief Financial Officer